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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      May 11, 1996
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                     Associated Physicians Capital, Inc.
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             (Exact name of registrant as specified in its charter)







    Illinois                        0-26896               36-3530158
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(State of or other              (Commission             (IRS Employer
jurisdiction of                 File Number)            Identification
incorporation)                                          Number)




715 Enterprise Drive, Oak Brook, Illinois                 60521-1974
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(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code       (708) 368-2000
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   N/A
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(Former name or former address, if changed since last report)





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ITEM 5. OTHER EVENTS.

     A special meeting (the "Meeting") of the holders of Class A no par value common stock (the "Class A Shareholders") and Class B no par value common stock (the "Class B Shareholders") of Associated Physicians Capital, Inc. (the "Company") was held at 9:00 a.m. on Saturday, May 11, 1996 at the Company's office located at 715 Enterprise Drive in Oak Brook, Illinois. The purpose of the Meeting was for shareholders to consider and act upon a proposal to approve and adopt the Plan of Complete Liquidation and Dissolution of Associated Physicians Capital, Inc. (the "Plan of Dissolution").

     The Company fixed the close of business on March 31, 1996 as the record date (the "Record Date") for determination of the Class A Shareholders and Class B Shareholders entitled to notice of the Meeting. Only Class A Shareholders were entitled to vote at the Meeting. The presence at the Meeting either in person or by proxy, of the holders of a majority of the Class A shares outstanding on the Record Date was necessary to constitute a quorum for the transaction of business at the Meeting.

     Approval of two thirds of the Class A Shareholders was required in order to adopt the Plan of Dissolution. 60,924 or 74.0% Class A shares were represented at the Meeting either in person or by proxy, which constituted the requisite quorum. Of the quorum, 58,742 or 71.3% of the Class A shares voted for adopting the Plan of Dissolution while 823 or 1.0% abstained and 1,359 or 1.6% voted against adopting the Plan of Dissolution.

     Since the Plan of Dissolution was approved by the requisite number of Class A Shareholders, the Company expects to commence the dissolution process as soon as practicable.





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EXHIBIT

     (2) PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF ASSOCIATED PHYSICIANS CAPITAL, INC.






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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     ASSOCIATED PHYSICIANS CAPITAL, INC.
                                     (Registrant)




DATE:  June 5, 1996                  By:     /s/ John F. Snyder
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                                     Name:   John F. Snyder
                                     Title:  Chief Financial Officer



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